UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 30, 2017 (January 29, 2017)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On January 29, 2017, Rite Aid Corporation, a Delaware corporation (the “Company”), Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), and Victoria Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of WBA (“Merger Sub”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Agreement and Plan of Merger, dated as of October 27, 2015 (the “Merger Agreement”), by and among the Company, WBA and Merger Sub. As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, as amended by the Amendment, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned direct subsidiary of the WBA.

Under the terms of the Amendment, the Company, WBA and Merger Sub have agreed to reduce the merger consideration to be paid by WBA for each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), in the Merger.  Pursuant to the Merger Agreement, as amended by the Amendment, each share of Company Common Stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) WBA, Merger Sub or the Company (which will be cancelled), (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law, or (iii) any direct or indirect wholly owned subsidiary of WBA or the Company (which will be converted into shares of common stock of the surviving corporation)) will be converted into the right to receive cash (the “Per Share Merger Consideration”) in a maximum amount of $7.00 in cash per share and a minimum amount of $6.50 in cash per share. The exact Per Share Merger Consideration will be determined based on the number of retail stores that WBA agrees to sell, transfer, dispose of, divest or hold separate in connection with the parties’ efforts to obtain the required regulatory approvals for the Merger, with the Per Share Merger Consideration set at $7.00 in cash per share if WBA agrees to divest 1,000 or fewer stores and at $6.50 in cash per share if WBA agrees to divest 1,200 stores. If WBA agrees to divest a number of stores between 1,000 and 1,200, the Per Share Merger Consideration will be ratably adjusted accordingly.

Under the Merger Agreement, as amended by the Amendment, WBA has agreed, to the extent necessary to obtain the required regulatory approvals, to sell, transfer, dispose of, divest or hold separate up to an aggregate of 1,200 retail stores of the Company and certain additional assets related thereto.

The Amendment also changes the date after which each of the Company and WBA would have a right to terminate the Merger Agreement, from January 27, 2017 to July 31, 2017.  The Company must pay WBA a $325 million termination fee if WBA terminates the Merger Agreement following a change of recommendation (as defined in the Amendment) for the Merger by the Company's board of directors, or if the Company terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal, as set forth in, and subject to the conditions of, the Merger Agreement, as amended. Under certain additional circumstances described in the Merger Agreement, as amended, the Company must also pay WBA a $325 million termination fee if the Merger Agreement is terminated in certain specified circumstances while an alternative acquisition proposal to the Merger has been publicly made or communicated to the Company's board of directors and not withdrawn and, within twelve months following such termination, Rite Aid enters into a definitive agreement with respect to a business combination transaction of the type described in the relevant provisions of the Merger Agreement, as amended, or such a transaction is consummated. In the event the Merger Agreement is terminated in certain circumstances involving a failure to obtain required regulatory approvals or if the Merger is not consummated by July 31, 2017, WBA is required to pay the Company a $325 million termination fee; provided that such termination fee is reduced to $162.5 million if the Merger Agreement, as amended, is terminated in such circumstances and the Company fails to meet the EBITDA test described below.  In the event that the Company fails to meet such EBITDA test, WBA has a right to terminate the Merger Agreement and would be required to pay a $162.5 million termination fee to the Company.

Consummation of the Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement, as amended by the Amendment, by holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger, (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order prohibiting the Merger, and (iv) the absence of a material adverse effect on the Company, as defined in the Merger Agreement, as amended. Under the Merger Agreement, as amended by the Amendment, a material adverse effect is measured from and after the date of the Amendment and includes a test that at the earlier of closing and July 31, 2017, the Company’s consolidated last 12 month adjusted EBITDA shall not be less than $1,000,000,000 (as calculated in the Merger Agreement, as amended).

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on October 29, 2015, remains in full force and effect. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01.  Other Events.

On January 30, 2017, the Company and WBA issued a joint press release announcing that they had entered into the Amendment. A copy of the joint press release is filed as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

2.1

Amendment No. 1, dated as of January 29, 2017, to Agreement and Plan of Merger, dated as of October 27, 2015, by and among Walgreens Boots Alliance, Inc., Victoria Merger Sub, Inc. and Rite Aid Corporation.

99.1*	Press release issued by Rite Aid Corporation and Walgreens Boots Alliance, Inc. on January 30, 2017.

*              Furnished, not filed.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “may,” “should,” “expect,” “anticipate,” “believe,” “future,” “target,” “plan” and similar expressions are intended to identify information that is not historical in nature.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the outcome of legal and regulatory matters, including with respect to the outcome of discussions with the Federal Trade Commission and otherwise in connection with the pending acquisition of Rite Aid by WBA; the number of stores divested in connection with such pending acquisition and the terms, timing and likelihood of consummation of such transactions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of WBA following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval of the amended Merger Agreement by the stockholders of Rite Aid may not be obtained; (2) the parties to the Asset Purchase Agreement, dated as of December 19, 2016, by and among Rite Aid, WBA, Fred’s, Inc. and AFAE, LLC may not receive regulatory approval or be able to complete the transactions contemplated thereby considering the various closing conditions; (3) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transaction; (4) the transaction may involve unexpected costs, liabilities or delays; (5) legal proceedings may be initiated related to the transaction; (6) changes in economic conditions, political conditions, changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder may occur; (7) provider and state contract changes may occur; (8) reduction in provider payments by governmental payors may occur; (9) the expiration of Rite Aid’s Medicare or Medicaid managed care contracts by federal or state governments; (10) tax matters; (11) there may be difficulties and delays in achieving synergies and cost savings; and (12) other risk factors as detailed from time to time in Rite Aid’s and WBA’s reports filed with the Securities and Exchange Commission (the “SEC”), including Rite Aid’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016, which is available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Rite Aid undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, as amended, Rite Aid intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention:  Senior Director, Treasury Services & Investor Relations.

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 13, 2016. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: January 30, 2017	By:	/s/ James J. Comitale
Name:James J. Comitale
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Amendment No. 1, dated as of January 29, 2017, to Agreement and Plan of Merger, dated as of October 27, 2015, by and among Walgreens Boots Alliance, Inc., Victoria Merger Sub, Inc. and Rite Aid Corporation.

99.1*	Press release issued by Rite Aid Corporation and Walgreens Boots Alliance, Inc. on January 30, 2017.

*              Furnished, not filed.